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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of American Home Mortgage Holdings, Inc. on Form S-1 of our report dated August 18, 1999 (September 29, 1999 as to Notes 1, 8 and 16), appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey

September 29, 1999